EXHIBIT 99.1

     The Cheesecake Factory Announces a Three-for-Two Stock Split

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Nov. 9, 2004--The Board of Directors of The Cheesecake Factory Incorporated (Nasdaq:CAKE) today declared a three-for-two stock split to be effective at the close of business on December 8, 2004. The stock split will be in the form of a 50% stock dividend and will be distributed to stockholders of record as of November 23, 2004. There were 51,911,854 shares of the Company's common stock outstanding as of November 9, 2004.
    The Cheesecake Factory Incorporated operates 86 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.09. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates four upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago, Las Vegas and Dallas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000